UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2015

NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 31, 2015, Nobilis Health Corp., a British Columbia, Canada corporation (“Nobilis”), closed a joint venture transaction with SH Operating, LLC d/b/a Freedom Pain Hospital (“SH Operating”) and The Pain Center Alliance, LLC (“TPCA”) for the purposes of owning and operating an Arizona licensed specialty hospital (the “Hospital”) located in Scottsdale, Arizona (collectively, the “Joint Venture” and “JV”). The Master Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the United States Securities and Exchange Commission on September 28, 2015. The material agreements of the Joint Venture are described below. The terms related to Nobilis’s obligations with respect to the contemplated $4.5 million line of credit to the JV Entity (as defined below) are set forth under Item 2.03 below.

Master Agreement

The Master Agreement defines the parties’ rights, duties, and responsibilities relating to the formation and management of the JV Entity, the parties’ respective contributions of assets and liabilities to the JV Entity, and conditions to closing the Joint Venture. Pursuant to the Master Agreement, SH Operating formed Perimeter Road Surgical Hospital, LLC, an Arizona limited liability company (the “JV Entity”). The conditions to closing, which have been satisfied, include the JV Entity’s obligation to (i) enter into subleases of the Hospital’s real property and equipment and (ii) hire appropriate staff. Upon closing, Nobilis, through its wholly-owned subsidiary Northstar Healthcare Acquisitions, LLC (“NHA”), executed a Management Agreement with the JV Entity to manage the finances of the JV Entity and the day-to-day operations of the Hospital in exchange for a management fee equal to 5.5% of the Hospital’s net collections. In addition, the JV Entity assumed certain liabilities of SH Operating, which total approximately $3.7 million.

The Arizona Department of Health Services (ADHS) requires all closing documents to be signed and delivered before ADHS will issue a hospital license and, thus, before the hospital change of ownership as contemplated by the Master Agreement is effectuated. Due to such administrative obstacle, the parties waived the closing condition requiring the JV Entity to obtain a hospital license.

Operating Agreement

Capital Contributions. In connection with the Joint Venture, Nobilis, through its wholly-owned subsidiary Northstar Healthcare Subco, LLC, and SH Operating executed the Operating Agreement of the JV Entity, dated October 31, 2015. Under the Operating Agreement, Nobilis contributed approximately $3.2 million in exchange for a 60% interest in the JV Entity and the right to appoint three members to the five-member board of managers of the JV Entity (the “Board of Managers”). Nobilis appointed three of the five members of the JV Entity’s Board of Managers. SH Operating contributed assets necessary to operate the Hospital in exchange for a 20% interest in the JV Entity and the right to appoint one member to the Board of Managers. TPCA may contribute approximately $1.1 million in exchange for a 20% interest in the JV Entity and the right to appoint one member to the Board of Managers. TPCA continues to conduct due diligence and has stated that it intends to close on its participation in the Joint Venture. Should TPCA be unable to make its contemplated contribution within 30 days of closing, Nobilis has the right of first refusal to make, at Nobilis’s option, an equivalent contribution for an additional 20% interest in the JV Entity.

Additional Capital Contributions. The Board of Managers may call for additional capital contributions in accordance with the requirements of an approved budget, and each Member is obligated to contribute to the additional capital contribution specified in the capital call in an amount proportional to the Member’s percentage interest in the JV Entity.

Management. Under the Operating Agreement, the Board of Managers generally has control over the JV Entity’s business and affairs; however, certain major decisions regarding the business of the JV Entity require the Members’ unanimous approval. Such major decisions include, among others, (i) the sale, transfer, conveyance or pledge of any assets of the JV Entity, or merger or consolidation with or into another entity; (ii) loans of the JV Entity’s funds; (iii) expense of funds in excess of $100,000 in a single transaction or in the aggregate in a series of related transactions;

(iv) amendment or termination of that certain Management Agreement by and between the JV Entity and NHA; and (v) election to have the JV Entity participate in Medicare, Medicaid, or any other federal or state health care program.

Distributions. Members of the JV Entity are entitled to distributions in accordance with their respective percentage interests; however, unless otherwise agreed to by the Board of Managers, no distribution (other than a tax distribution) shall be made to any Member unless and until any and all of the JV Entity’s capital loans have been repaid in full. The JV Entity is under no obligation to make distributions for the purpose of returning to the Members any part of their capital contributions for so long as the JV Entity continues in existence. The Operating Agreement contains terms, conditions, representations, warranties, and indemnities that are customary and standard for joint ventures in the healthcare industry.

Sublease Agreement

At the closing of the Joint Venture, SH Operating sublet its hospital facility at 17500 North Perimeter Drive, Scottsdale, Arizona 85255 to the JV Entity (the “Sublease”). Pursuant to the Sublease, the JV Entity will pay to SH Operating a monthly amount of approximately $122,522 in rent plus taxes and approximately $21,000 in additional operating expenses, and SH Operating’s obligations to the landlord under its original lease remain. The initial term of the Sublease will expire on October 31, 2025, and has two (2) five-year renewal options.

The foregoing descriptions of the Operating Agreement and the Sublease Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each agreement, the copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Pursuant to the Master Agreement, Nobilis will extend a line of credit to the JV Entity in an amount up to $4.5 million in a manner consistent with Nobilis’s obligations under its credit agreement with GE Capital Corporation or, in the alternative, assist in establishing a commercial line of credit for the JV Entity.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Operating Agreement of Perimeter Road Surgical Hospital, LLC, by and among Northstar Healthcare Subco, LLC, SH Operating, LLC, and The Pain Center Alliance, LLC, dated October 31, 2015.

10.2	Sublease Agreement by and between SH Operating, LLC and Perimeter Road Surgical Hospital, LLC, dated October 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein

Kenneth Klein
Chief Financial Officer

Date: November 5, 2015

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Operating Agreement of Perimeter Road Surgical Hospital, LLC, by and among Northstar Healthcare Subco, LLC, SH Operating, LLC, and The Pain Center Alliance, LLC, dated October 31, 2015.

10.2	Sublease Agreement by and between SH Operating, LLC and Perimeter Road Surgical Hospital, LLC, dated October 31, 2015.

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